Exhibit 10.3

AMENDMENT NO. 2

TO

MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 2, made as of June 29, 2004 (“Amendment No. 2”), by and among BEAR STEARNS MORTGAGE CAPITAL CORPORATION (the “Buyer”), NC CAPITAL CORPORATION (“NC Capital”) and NC RESIDUAL II CORPORATION (“NC Residual”, and together with NC Capital, each a “Seller” and collectively the “Sellers”).

R E C I T A L S

WHEREAS, Buyer and NC Capital have previously entered into a Master Repurchase Agreement dated as of October 31, 2003, as amended by Amendment No. 1 to the Master Repurchase Agreement dated as of January 14, 2004 (as amended, the “Agreement”);

WHEREAS, Buyer, NC Capital and NC Residual desire that NC Residual be added as a Seller under the Agreement to be jointly and severally liable with NC Capital for all obligations of any Seller; and

WHEREAS, Buyer and Sellers desire to make certain modifications to the Agreement as described herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Agreement. Capitalized terms used in the Agreement whose definitions are modified in this Amendment No. 2 shall, for all purposes of the Agreement, be deemed to have such modified definitions.

Section 2. Conditions Precedent. Buyer shall receive from Seller, simultaneously with the effectiveness of this Amendment No. 2, the following documents:

(a)	The Guaranty of Guarantor in substantially the same form as the Guaranty issued under the Agreement with such changes as are reasonably necessary to contemplate the addition of NC Residual as a Seller and the execution of this Amendment No. 2;

(b)	An opinion of counsel to Sellers and Guarantor substantially in the form of the opinion delivered under the Agreement with such changes as are reasonably necessary to contemplate the addition of NC Residual as a Seller and the execution of this Amendment No. 2.

Section 3. Representations, Warranties and Covenants. Paragraph 10(e)(xvii) shall be amended to read as follows:

The aggregate outstanding Purchase Price for all Transactions ($400,000,000 of which may be Committed Transactions if the Seller with respect to such Committed Transactions is NC Capital) shall not exceed $1,800,000,000 from the date hereof until July 31, 2004, and thereafter shall not exceed $800,000,000 ($400,000,000 of which may be Committed Transactions);

Section 4. References to Seller. All references to Seller in the Agreement are hereby amended to mean the Sellers, jointly and severally, unless the context clearly requires otherwise.

Section 5. Joint and Several Liability of Sellers. Each Seller agrees to be jointly and severally liable for the obligations of each Seller hereunder and all representations, warranties, covenants and agreements made by or on behalf of each Seller in the Agreement or in any exhibit hereto or any document, instrument or certificate delivered pursuant hereto shall be deemed to have been made by each Seller, jointly and severally. Each Seller further agrees that, notwithstanding any right of Buyer to investigate fully the affairs of a Seller and notwithstanding any knowledge of facts determined or determinable by Buyer, Buyer has the right to rely fully on the representations, warranties, covenants and agreements of each Seller contained in the Agreement and upon the accuracy of any document, instrument, certificate or exhibit given or delivered hereunder. The joint and several obligation of each Seller hereunder is absolute, unconditional, irrevocable, present and continuing and, with respect to any payment to be made to Buyer, is a guaranty of payment (and not of collectability) and is in no way conditional or contingent upon the continued existence of the other Sellers and is not and will not be subject to any setoffs. Any notice or other communication provided to a Seller pursuant hereto shall be deemed to have been given each Seller and failures to be sent any notice or communication contemplated hereby shall not relieve a Seller from its joint and several liability for the obligations of each Seller hereunder.

Section 6. Notices and Other Communications. Paragraph 14 of the Agreement shall be amended to add the following address for notice for NC Residual:

NC Residual II Corporation

18400 Von Karman

Suite 1000

Irvine, California 92612

Attention: Rick Holguin

Telephone: (949) 250-5143

Telecopy: (949) 224-5750

Section 7. Expenses. Sellers shall pay on demand all fees and expenses (including, without limitation, the fees and expenses for legal services of any kind whatsoever) incurred by Buyer in connection with this Amendment No. 2. The obligation of Sellers to pay such fees and expenses incurred prior to or in connection with the termination of the Agreement as amended by this Amendment No. 2 shall survive such termination.

Section 8. Governing Law. This Amendment No. 2 shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and entirely performed therein.

Section 9. Interpretation. The provisions of the Agreement shall be read so as to give effect to the provisions of this Amendment No. 2.

Section 10. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11. Ratification and Confirmation. As amended by this Amendment No. 2, the Agreement is hereby in all respects ratified and confirmed, and the Agreement as amended by this Amendment No. 2 shall be read, taken and construed as one and the same instrument.

IN WITNESS WHEREOF, Buyer and Sellers have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.

BEAR STEARNS MORTGAGE CAPITAL CORPORATION, as Buyer

By:	/s/ Timothy Green
Title:	Timothy Green
Date:	Senior Vice President

NC CAPITAL CORPORATION, as Seller

By:	/s/ Kevin Cloyd
Title:	Kevin Cloyd
Date:	President

NC RESIDUAL II CORPORATION, as Seller

By:	/s/ Kevin Cloyd
Title:	Kevin Cloyd
Date:	Executive Vice President

ACKNOWLEDGED AND AGREED:

NEW CENTURY MORTGAGE CORPORATION, as servicer

By:	/s/ Kevin Cloyd
Title:	Kevin Cloyd
Date:	Executive Vice President

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